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                                                                   Exhibit 7.(d)


                                     FORM OF
                         SHAREHOLDER SERVICES AGREEMENT
                     FOR CLASS A, CLASS B AND CLASS C SHARES


AGREEMENT dated this ___ day of ________ 2002 by and between RREEF Securities Trust, a Delaware business trust (the "Trust") on behalf of RREEF RReal Estate Securities Fund (the "Fund"), and SCUDDER DISTRIBUTORS, INC., a Delaware corporation ("SDI").

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Trust hereby appoints SDI to provide information and administrative services for the benefit of the Fund and shareholders of Class A, Class B and Class C shares (each, a "Retail Class") of each series of the Fund. In this regard, SDI shall appoint various broker-dealer firms and other financial services or administrative firms ("Firms") to provide related services and facilities for investors in each Retail Class of the Fund ("investors"). The Firms shall provide such office space and equipment, telephone facilities, personnel or other services as may be necessary or beneficial for providing information and services to investors in each Retail Class of the Fund. Such services and assistance may include, but are not limited to, establishing and maintaining accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund and its special features, assisting investors in changing dividend and investment options, account designations and addresses, and such other administrative services as the Fund or SDI may reasonably request. Firms may include affiliates of SDI. SDI may also provide some of the above services for the Fund directly.

SDI accepts such appointment and agrees during the term hereof to render such services and to assume the obligations herein set forth for the compensation herein provided. SDI shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. SDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of SDI to the Fund under this Agreement are not to be deemed exclusive, and SDI shall be free to render similar services or other services to others. In carrying out its duties and responsibilities hereunder, SDI will appoint various Firms to provide administrative and other services described herein directly to or for the benefit of investors in each Retail Class of the Fund. Such Firms shall at all times be deemed to be independent contractors retained by SDI and not the Fund. SDI and not the Fund will be responsible for the payment of compensation to such Firms for such services.

2. For the administrative services and facilities described in Section 1, the Fund may pay SDI any amounts authorized for payment to SDI out of the Rule 12b-1 Plan adopted by the Fund on behalf of each Retail Class (each, a "Plan"). The current fee authorized under the Plan and the current fee schedule agreed upon between the parties is set forth on Appendix I hereto. The administrative service fee will be calculated separately for each Retail Class of each series of the Fund as an expense of each such Retail Class. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during such month and year, respectively.


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SDI may use such payments, in its discretion, to compensate Firms who provide administrative services to the extent permitted by the Plan. The payment of fees pursuant to this Agreement, for each Retail Class, is subject to and contingent upon, the continued effectiveness of a duly adopted Rule 12b-1 Plan authorizing such payment for such class.

SDI shall be contractually bound hereunder by the terms of any publicly announced fee cap or waiver of its fee or by the terms of any written document provided to the Board of Trustees of the Fund announcing a fee cap or waiver of its fee, or any limitation of the Fund's expenses, as if such fee cap, fee waiver or expense limitation were fully set forth herein.

The net asset value for each Retail Class shall be calculated in accordance with the provisions of the Fund's current prospectus. On each day when net asset value is not calculated, the net asset value of a share of a Retail Class shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

3. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by SDI under this Agreement.

4. This Agreement shall become effective on the date hereof and shall continue until _______, and shall continue from year to year thereafter only so long as such continuance is approved at least annually by a vote of a majority of the trustees, including trustees who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plans, this Agreement or in any other agreement related to the Plans, at a meeting called for such purpose.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by SDI on sixty (60) days' written notice to the other party. The Fund may effect termination with respect to any Retail Class of any series of the Fund by a vote of (i) a majority of the Trustees of the Trust who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan , this Agreement or in any other agreement related to the Plans or this Agreement or (ii) a majority of the outstanding voting securities of such Retail Class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon SDI's failure to fulfill any of its obligations hereunder.

This Agreement may not be amended to materially increase the amount payable to SDI by the Fund for services hereunder with respect to a Retail Class of the Fund without a vote of a majority of the outstanding voting securities of such class. All material amendments to this Agreement must in any event be approved by a vote of a majority of the Board of Trustees of the Trust including the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plans, this Agreement or in any other agreement related to the Plans or this Agreement, cast in person at a meeting called for such purpose.


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The terms "assignment" "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder.

5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plans, this Agreement, or any related agreement, shall provide to the Fund's Board of Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

7. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

8. All parties hereto are expressly put on notice of the Fund's Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of the State of Delaware, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by the Trust on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund thereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by SDI for recovery of that portion of the administrative services fees (or any other liability of the Fund arising hereunder) related to a particular series and class of the Fund, whether in accordance with the express terms hereof or otherwise, SDI shall have recourse solely against the assets of such series and class to satisfy such claim and shall have no recourse against the assets of any other series and class of the Fund for such purpose.

9. This Agreement shall be construed in accordance with applicable federal law and with the laws of the State of Delaware.


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IN WITNESS WHEREOF, the Trust and SDI have caused this Agreement to be executed as of the day and year first above written.


                             RREEF SECURITIES TRUST


                             By:
                                 ---------------------------------------------
                                 Name:
                                 Title:


                             SCUDDER DISTRIBUTORS, INC.



                             By:
                                 ---------------------------------------------
                                 Name:
                                 Title: President


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                                   APPENDIX I



                       RREEF RREAL ESTATE SECURITIES FUND

                 FEE SCHEDULE FOR SHAREHOLDER SERVICES AGREEMENT


Pursuant to Section 2 of the Shareholder Services Agreement between RREEF Securities Trust on behalf of RREEF RReal Estate Securities Fund (the "Fund") and Scudder Distributors, Inc. ("SDI"), the Fund and SDI agree that the administrative service fee will be computed at an annual rate of .25 of 1% based upon the average daily net assets with respect to which a Firm other than SDI provides administrative services or .15 of 1% based upon the average daily net assets with respect to which SDI provides administrative services.


                             RREEF SECURITIES TRUST


                             By:
                                 ---------------------------------------------
                                 Name:
                                 Title:



                             SCUDDER DISTRIBUTORS, INC.



                             By:
                                 ---------------------------------------------
                                 Name:
                                 Title: President



Dated:  .



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